REPORT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE



The Board of Trustees
Professionally Managed Portfolio
New York, New York


In planning and performing our audits of the financial statements of the Pzena Focused Value Fund, a series of shares of Professionally Managed Portfolios, for the period ended April 30, 1999, we considered the internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Fund are responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and
procedures.   Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or
irregularities may occur and not be detected.   Also, projection of any
evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of
Certified Public Accountants.   A material weakness is a condition in which
the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees
in the normal course of performing their assigned functions.   However, we
noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of April 30, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.

                      Tait Weller and Baker


Philadelphia, Pennsylvania
May 21, 1999